Exhibit 99.12

November 13, 2007

Malex, Inc.
730 West Randolph, 6th Floor
Chicago, Illinois 60661

Re: Letter of Resignation

Dear Sir or Madam:

This letter will confirm my resignation from my officer positions and from the board of directors of Malex, Inc. (the “Company”) in connection with the closing of the reverse takeover transaction under the Share Exchange Agreement dated November 13, 2007 (the “Transaction”).

I hereby irrevocably agree as follows:

1.  Upon the date of closing of the Transaction, my resignation as Chairman, President, Vice President, Chief Financial Officer and Treasurer of the Company shall become effective.

2.  I hereby irrevocably resign as the Company’s sole director, subject to and immediately following to satisfaction of all three of the following conditions: (i) the closing of the Transaction, (ii) the appointment of one of more successor directors in accordance with the terms of the Share Exchange Agreement, and (iii) the expiration of the 10-day period beginning on the later of the date of the filing of the requisite Information Statement with the SEC pursuant to Rule 14f-1 promulgated under the Exchange Act or the date of mailing of such Information Statement to the Company’s stockholders, to report a change in control of the board of directors.

Very truly yours, /s/ Bartly J. Loethen Bartly J. Loethen